UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014
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FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-23976 (Commission File Number)	54-1232965 (IRS Employer Identification No.)

112 West King Street Strasburg, Virginia (Address of principal executive offices)	22657 (Zip Code)

Registrant’s telephone number, including area code: (540) 465-9121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 20, 2014, First National Corporation (the “Company”) entered into an employment agreement (the “Agreement”), with Scott C. Harvard, President and Chief Executive Officer of the Company and its wholly-owned subsidiary, First Bank (the “Bank”).  Mr. Harvard has held the same position with the Company since being appointed President and Chief Executive Officer on May 9, 2011.

The term of the Agreement will continue until May 21, 2016, unless it is terminated earlier in accordance with its provisions, and automatically will be extended for one year on May 21, 2015 and each May 21 thereafter, unless Mr. Harvard or the Company provides notice to the other party prior to the end of the applicable term.  The Agreement provides for an initial base salary of $300,000.  Mr. Harvard is also entitled to participate in any employee benefit plans and programs for which he is or will be eligible, including the Company’s Executive Incentive Plan.  Mr. Harvard’s incentive award target under this plan will be no less than 25%.  Mr. Harvard also will receive a company automobile.

The Agreement provides for the termination of Mr. Harvard’s employment by the Company without “cause” and termination by him for “good reason” (as those terms are defined in the Agreement).  Subject to certain conditions of the Agreement, termination under either of these circumstances will entitle Mr. Harvard to his salary and benefits for the remainder of the Agreement. The Agreement also provides that termination under either of these circumstances within one year after a change of control (as defined in the agreement) shall have occurred, or, if employment is terminated without cause in contemplation of a change of control, Mr. Harvard will be entitled to receive severance payments approximately equal to 299% of his annual cash compensation for a period that precedes the change in control as determined under the Internal Revenue Code of 1986, as amended.

The Agreement contains restrictive covenants relating to the protection of confidential information, non-disclosure, non-competition and non-solicitation. The non-competition and non-solicitation covenants continue generally for a period of 12 months following the last day of his employment.

Mr. Harvard will not be entitled to any termination compensation and benefits if he breaches any of the covenants in the Agreement relating to the protection of confidential information, non-disclosure, non-competition and non-solicitation.  He will also not be entitled to any compensation or other benefits, other than payment for all time worked, if his employment is terminated for cause or if Mr. Harvard terminates his employment for other than good reason.

The preceding description of the Agreement is a summary of the material terms of the Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Agreement, a copy of which is being filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.                                Description

10.1	Employment Agreement, dated May 20, 2014, by and between First National Corporation and Scott C. Harvard

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL CORPORATION
(Registrant)

Date: May 22, 2014	By:	/s/ M. Shane Bell
M. Shane Bell
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated May 20, 2014, by and between First National Corporation and Scott C. Harvard